EXHIBIT 11.1


                             COMPUTATION OF NET LOSS
                                  PER SHARE (1)


                                                                        THREE MONTHS              NINE MONTHS ENDED
                                                                        SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                                                --------------------------    --------------------------
                                                                    1996           1995           1996           1995
                                                                -----------    -----------    -----------    -----------
Primary and Fully Diluted:
Weighted average common shares outstanding for the period. .      8,239,000             --      8,185,000             --
Common Equivalent Shares pursuant to Staff Accounting
  Bulletin No. 83. . . . . . . . . . . . . . . . . . . . . .             --      1,688,000             --      1,688,000
                                                                -----------    -----------    -----------    -----------
Shares used in computing net loss per share. . . . . . . . .      8,239,000      1,688,000      8,185,000      1,688,000
                                                                -----------    -----------    -----------    -----------
                                                                -----------    -----------    -----------    -----------
Net loss . . . . . . . . . . . . . . . . . . . . . . . . . .    $(2,538,000)   $(1,234,000)   $(7,192,000)   $(3,082,000)
                                                                -----------    -----------    -----------    -----------
                                                                -----------    -----------    -----------    -----------


Net loss per share . . . . . . . . . . . . . . . . . . . . .         ($0.31)        ($0.73)        ($0.88)        ($1.83)
                                                                     -------        -------        -------        -------
                                                                     -------        -------        -------        -------


     (1)  Primary and fully diluted calculations are substantially the same.



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